UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 28, 2017
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On March 28, 2017, Mr. Robert S. Roath notified InterDigital, Inc. (the "Company") of his intention to retire from the Company at the end of his current term, which extends until the Company's next Annual Meeting of Shareholders in June 2017. Mr. Roath's decision to retire was not based on any disagreement with the Company or any matter relating to the Company's operations, policies or practices. A copy of the Company's press release announcing Mr. Roath's retirement is attached hereto as Exhibit 99.1.
(d)    On March 29, 2017, the Board of Directors of the Company (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Joan H. Gillman, former Executive Vice President of Time Warner Cable, Inc. and Chief Operating Officer and President of Time Warner Cable Media, as a new director effective April 1, 2017. Ms. Gillman's Board committee assignments have not yet been determined. A copy of the Company's press release announcing Ms. Gillman's appointment is attached hereto as Exhibit 99.1.

Ms. Gillman will be compensated in accordance with the Company’s compensation program for non-management directors, as amended March 2017 and attached hereto as Exhibit 10.1. Accordingly, on April 1, 2017, she received an initial election award of 1,739 restricted stock units, which vests in full on the first anniversary of the grant date, and a prorated award of 324 restricted stock units, which vests in full on June 8, 2017, for her partial service during the 2016-2017 Board term.

(e)    On March 29, 2017, the Compensation Committee (the “Committee”) of the Board, after considering information on total compensation for the Company’s executive officers, determined the following for William J. Merritt, President and Chief Executive Officer; Richard J. Brezski, Chief Financial Officer and Treasurer; Scott A. McQuilkin, Senior Executive Vice President, Innovation; James J. Nolan, Executive Vice President, IoT Solutions; and Lawrence F. Shay, Senior Executive Vice President, Future Wireless, and Chief Intellectual Property Counsel (each a “named executive officer" as set forth in the Company's most recently filed proxy statement): (i) annual base salaries for 2017, (ii) target short-term incentive plan ("STIP") award levels for 2017 and (iii) target payout levels for the Company’s 2017 long-term compensation program (“2017 LTCP”). Byung K. Yi, Executive Vice President and Chief Technology Officer, ceased to be an "executive officer" of the Company (as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934) in fourth quarter 2015, but he remains employed by the Company and is also a “named executive officer” as set forth in the Company's most recently filed proxy statement. Accordingly, his 2017 compensation information is also disclosed below.
Set forth in the table below are the 2017 base salaries for each named executive officer effective April 1, 2017:

Named Executive Officer	2017 Base Salary
William J. Merritt	$620,000
Richard J. Brezski	$396,550
Scott A. McQuilkin	$415,000
James J. Nolan	$396,550
Lawrence F. Shay	$437,750
Byung K. Yi	$350,000

Set forth in the table below are the target levels for the 2017 STIP for each named executive officer:

Named Executive Officer	Target 2017 STIP Level (percentage of 2017 base salary)
William J. Merritt	100%
Richard J. Brezski	60%
Scott A. McQuilkin	75%
James J. Nolan	75%
Lawrence F. Shay	75%
Byung K. Yi	60%

Set forth in the table below are the target 2017 LTCP payouts for each named executive officer:

Named Executive Officer	Target 2017 LTCP Payout
William J. Merritt	$2,500,000
Richard J. Brezski	$700,000
Scott A. McQuilkin	$1,100,000
James J. Nolan	$750,000
Lawrence F. Shay	$1,100,000
Byung K. Yi	$550,000

For Mr. Merritt, 20% of his target 2017 LTCP payout will be in the form of stock options that vest ratably over three years and have a seven-year term, 20% will be in the form of restricted stock units that vest after the end of the three-year period from 2017 through 2019 ("time-based RSUs") and 60% will be in the form of performance-based restricted stock units ("performance-based RSUs"). For each other named executive officer, 25% of the target 2017 LTCP payout will be in the form time-based RSUs and 75% will be in the form of performance-based RSUs. The performance-based RSUs granted for the 2017 LTCP will vest in first quarter 2020 subject to the achievement of pre-approved goals established by the Committee (the "performance goals") measured as of December 31, 2019, and the remaining unvested portion of such performance-based RSU awards, if any, shall remain eligible to vest in first quarter 2022 subject to the achievement of the performance goals measured as of December 31, 2021.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Compensation Program for Non-Management Directors (as amended March 2017).
99.1	InterDigital, Inc. press release dated April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Date: April 3, 2017

EXHIBIT INDEX

Exhibit No.                Description

10.1	Compensation Program for Non-Management Directors (as amended March 2017).
99.1	InterDigital, Inc. press release dated April 3, 2017.